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                                                                     EXHIBIT 3.5

INCORPORATION

NAVEGACION MUNDIAL S.A. CORPORATION

   In Santiago, Chile, on the twenty-fifth of August, nineteen hundred and ninety-five, before me, MARTIN VASQUEZ CORDERO, Lawyer, Notary substituting for Mr. Andres Rubio Flores, Notary of the Eighth Notary of Santiago, in accordance with Judicial Decree number eighty-six of August of the current year, both with addresses at three hundred fifty-four Moranda street, appeared: ALFREDO
VIDAURRE VALDES, Chilean, married, commercial engineer, National ID number three million six hundred thirty-nine thousand eight hundred twenty-eight - zero, with residence in this city, El Bosque Norte Avenue zero four hundred forty, office number one thousand one hundred and one, Las Condes, representing PRINCELY INTERNATIONAL FINANCE CORPORATION, a Panamanian-based company; and ALVARO RENCORET SILVA, Chilean, married, lawyer, National ID number three million four hundred one thousand nine hundred two, residing in this city, one hundred seventy-nine Paseo Ahumada, tenth floor, representing REGAL INTERNATIONAL INVESTMENTS S.A., a Panamanian-based company; the persons appearing, adults, who have proven their identities with the above-mentioned ID cards, state: FIRST: that they have come to form a privately held corporation that will be governed by the following statutes: FIRST TITLE.-NAME, RESIDENCE, DURATION AND OBJECTIVE.- First Article: a corporation is established whose name will be "CORPORACION DE NAVEGACION MUNDIAL S.A.," which, for advertising purposes, will go by the acronym "Cornamu S.A.," which will be governed by the present statutes and, in their absence, by governing legal and regulatory provisions. Second Article: The duration of the corporation will be indefinite.- Third Article: The address of the corporation will be Las Condes in Santiago, but it can expand its operations and establish offices, affiliates, branches and agencies in other locations in the Republic or abroad.- Fourth
Article: The objective of the corporation will be land, sea, air, river and lake transport; the purchase, sale, lease and operation, either by it or by a third party, of ships, airplanes and land vehicles, both in the country and abroad; services linked to said activities, including brokering, crating, shipping, loading and unloading, which can be carried out directly or through other companies; investment in all types of shares and securities in general and/or in real estate, and its utilization in any form.;- SECOND TITLE.-

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CAPITAL AND STOCKS.- Fifth Article: The corporation's capital is four million pesos divided into a thousand shares without nominal value.- Sixth Article.- Subscription to the shares must be in writing. When a shareholder does not pay for the shares subscribed to in a timely manner, the Corporation can sell on a Securities and Exchange Commission, at the expense and risk of the debtor, the unpaid balances and transfer fees, reducing ownership of the total number of remaining shares.- THIRD TITLE.- ADMINISTRATION. - Seventh Article: The corporation will be managed by a Board made up of three members who can be reelected. The Board will last for three years, at the end of which it must be renewed in its entirety. The position of Director is compatible with that of Manager, but Manager cannot be the President of the Corporation.- Eighth
Article: The Board will meet at least once a year. Extraordinary sessions will be held when called by the President either himself or a duly named person, with the prior stipulation that the President demonstrate a need for the meeting, except when it is requested by the absolute majority of the board, in which case it must be held regardless. During extraordinary sessions, only those matters mentioned in the request for a meeting can be addressed. Sessions will be held at the corporation's headquarters, unless by unanimous agreement it is decided otherwise. At the first meeting of the Board after its formation, a President will be appointed, and he will also be the president of the corporation, and a vice President, who will carry out the president's duties in his absence. The manager or specially appointed person will carry out the duties of Secretary of the Board.- Nineth Article: The quorum for the Board to meet will be two directors at least. Resolutions will be passed by a vote of at least two directors in favor.- Tenth Article: The directors will not receive payment.- Eleventh Article.- The Board will have the judicial and extrajudicial representation of the corporation and, in fulfilling the social objective, it has all administrative authority that the law or this statute do not establish as exclusive to General Shareholder Boards.- Twelth Article: The Board can issue mandates and delegate part of its duties to the General Manager, Managers, Assistent Managers and lawyers of the corporation, to a director or Board Committee and, for special purposes, other persons.- Thirteenth Article: The Board, through the personal responsibility of the directors who agree with the respective agreement, is authorized to distribute provisional dividends during the fiscal period based on the earnings of that period, as long as no losses have accumulated.- Fourteenth Article: The corporation will

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have a General Manager who will be appointed by the Board and will be imbued with all authority inherent in a trade factor and all those expressly granted by the Board.- FOURTH TITLE.- COMMITTEES.- Fifteenth Article: Shareholders will meet in Ordinary Committees within the four-quarter period following the Summary.- Sixteenth Article: The Shareholder Committees will be appointed during the first quorum session by an absolute majority of shareholders with voting rights, and in the second session, with the shares present and represented, regardless of the number. Both in the Ordinary Committees as well as in the Extraordinary Shareholder Meetings, agreements will be adopted by absolute majority vote for which the shares that are present or represented in the Committee have a right, except where the law or these statutes require different majorities. Shareholders will have the right to one vote per share in their possession or represented by them, and they can accumulate them or distribute them in votings however they deem convenient.- Seventeenth Article: Agreement on the following matters can only be adopted by an Extraordinary Shareholder
Committee: one) dissolution of the corporation; two) transformation, merger or division of the corporation and reform of its statutes; three) emission of bonds or convertible debentures in shares; four) transfer of fixed assets or liabilities of the corporation or of the total of its assets; five) the granting of real or personal guarantees to ensure obligations of third parties, except in the case of affiliate corporations, in which case approval by the Board will be sufficient; six) Other matters that by law or statute correspond to the knowledge or authority of the Shareholder Committees. The agreement on matters pointed out in numbers one, two, three and four can only be reached at a meeting held in the presence of a Notary, who must certify that the act is a faithful expression of the events and agreement in the meeting.-FIFTH TITLE.- SUMMARY AND EARNINGS.- Eighteenth Article: On December 31 of this year, a General Summary of the operations of the Corporation will be conducted. The destination of the earnings will be determined annually by the Shareholder Committee.- SIXTH TITLE.- EXTERNAL AUDITORS AND ACCOUNT INSPECTORS.- Nineteenth Article: The Ordinary Shareholder Committee will annually name External Auditors and two Propietary Account Inspectors and two Replacements to examine accounts, inventory and corporation statements, monitor operations and report, in writing, to the next meeting concerning compliance with the mandate. The duties of the Inspectors will be reinbursed and it will be the

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responsibility of the Ordinary Committee to determine the amount of said remuneration.- SEVENTH TITLE.- DISSOLUTION AND LIQUIDATION. Twentieth Article:
The corporation will dissolve if any of the causes set forth by law or in these statutes occur.- Twenty-First Article: Once the Corporation has dissolved, it will continue to exist as a Legal Entity for purposes of its liquidation, in which case it should add to its name the words "in liquidation." During the liquidation, the statutes will apply to anything compatible with the state of the liquidation.- Twenty-Second Article: Once the Corporation has dissolved, liquidation will be carried out by a Liquidation Committee made up of three people appointed by the Shareholder Committee.-EIGHTH TITLE.- GENERAL PROVISIONS.- Twenty-Third Article. The differencies that can develop among shareholders, and between them and the corporation and its administrators, whether during their existence or during liquidation, will be resolved by referees appointed for each party and a neutral third appointed by agreement of both parties or by a civil judge in Santiago, with the three acting as a court. The shareholders must reside in Santiago. TRANSITORY PROVISIONS.- First Transitory Provision. Four million pesos of the corporation's capital without nominal value will be provided by and paid in the following fashion: 1) Alfredo Vidaurre Valdes, representing Princely International Corp, subscribes in this act to nine hundred ninety-nine shares, at four thousand pesos per share, that is, with a total price of three million nine hundred ninety-six thousand pesos, to be paid in cash in this act. B) Don Alvaro Rencoret Silva, representing Regal International Investments S.A., subscribes in this act to one share, at four thousand pesos per share, that is, with a total price of four thousand pesos, to be paid in cash in this act. -Second Transitory Article: The first Board of the corporation will be comprised of Mr. Patricio Guzman Mira, Mr. Ignacio Larrain Arroyo and Mr. Ricardo Menendez Ross.- The Board will function until the First Ordinary Shareholder Committee is held at which time a final appointment will be made.- Third Transitory Article: The board is authorized to appoint an independent external audit company for the one thousand nine hundred ninety-five period, choosing the most convenient among the firms Grant Thornton-Chile, Price Waterhouse and Langton Clarke.- SECOND: The holder of an abstract of this document is authorized to proceed with legalization of the Corporation.- The person of Alfredo Vidaurre Valdes to act as representative of PRINCELY INTERNATIONAL FINANCE CORPORATION, has the

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special power granted in Panama dated August fifteenth, one thousand nine hundred and ninety-five, which is formalized at the end of these documents under number one hundred seventy-two. The person of Alvaro Rencoret Silva to act in representation of REGAL INTERNATIONAL INVESTMENTS S.A., has the special power granted in Panama dated August fifteenth, one thousand nine hundred ninety-five, which is formalized at the end of these documents under number one hundred seventy-three.- Upon reading this document, those present sign. - A copy is provided. - I Attest - Alfredo Vidaurre Valdes.- Alvaro Rencouret Silva.- Martin Vasquez Cordero.-Substitute Notary.-

This is a true copy of the original that I authorize as substitute and seal it with the Notary seal. - Santiago, August 29, 1995.-